Exhibit 10.12

SERVICE AGREEMENT

This Service Agreement (the “Agreement”) is made on 4th January 2022

BETWEEN:-

(1)	PAYESTATION PRIVATE LIMITED (UEN No: 201824059R), incorporated and registered in Singapore whose registered office is at 400 Orchard Road #09-08 Orchard Towers SIngapore 238875. (hereinafter referred to as “Client”)

(2)	REPUBLIC POWER PTE LTD (UEN No. 201500006G), a company incorporated in Singapore, having its registered address at 158 Kallang Way #06-08 Performance Building Singapore (349245) (hereinafter referred to as “Service Provider”)

(hereinafter collectively referred to as “Parties” and individually referred to as “Party”.)

IT IS HEREBY AGREED AS FOLLOWS

Commencement and Duration

1.	The Services Agreement commences on 4th January 2022 and will expire upon completion of the Scope of Work.

Scope of Services

2.	The Service Provider will provide the client on the Scope of Work that is described to Schedule 1. Client shall provide the description of what they would require the robot to perform.

Fees

3.	The Client will pay to the Service Provider in consideration of the provision of the Scope of Work, and a one-time payment of co-ownership of the source code of SGD $3,880,000 payable upon the milestones described in Schedule 2 .

4.	The above charges exclude GST.

Intellectual Property

5.	All Intellectual Property or proprietary rights of any nature whatsoever, including without limitation, source code, copyrights, trade or service marks, trade names, brand names, patents, patent applications, trade secrets made, developed, conceived, reduced to practice, fixed in any tangible medium of expression, or created independently by Service Provider, without any contribution from the Client will be the sole and exclusive property of the Service Provider. The Service Provider hereby grants the Client the right to use the Service Provider’s intellectual property in accordance with the co-ownership as per Point 3 above.

6.	All intellectual property or proprietary rights of any nature whatsoever, including without limitation, copyrights, trade or service marks, trade names, brand names, patents, patent applications, trade secrets, made, developed, conceived, reduced to practice, fixed in any tangible medium of expression or created out of or otherwise in connection with this.

Agreement hereunder, in relation to the business of the Client, produced by or as a result of this Agreement, shall be co-owned with the Client.

Termination

7.	The Client shall be entitled to terminate this Agreement without cause by giving ninety (90) days prior written notice to the Service Provider. Should the Service Provider’s engagement be terminated prior to completion, fees will be payable based on a pro rata basis up till the time of termination.

Confidentiality

8.	The Service Provider shall keep confidential and procure their respective employees, agents, servants and independent contractors appointed by them to keep confidential any Confidential Information disclosed by the Client and shall not use or disclose it to any person or use it for its own benefit, except for purposes of this Agreement.

Entire Agreement

9.	The parties agree that this Agreement constitutes the entire agreement between them relating to the Engagement and supersedes all previous agreements, understandings and arrangements between them, whether in writing or oral in respect of its subject matter.

10.	Each party acknowledges that it has not entered into this Agreement in reliance on, and shall have no remedies in respect of, any representation or warranty that is not expressly set out in this Agreement. No party shall have any claim for innocent or negligent misrepresentation on the basis of any statement in this Agreement.

11.	Nothing in this Agreement purports to limit or exclude any liability for fraud.

Governing Law and Dispute Resolution

12.	The Agreement shall be governed by and construed in accordance with the laws of Singapore and the parties agree to submit to the exclusive jurisdiction of the Singapore courts.

IN WITNESS WHEREOF the Parties have hereunto set their hands the day and the year first above written.

SIGNED BY	)
Long Ziyang	)
For and on behalf of	)
Republic Power Pte Ltd	)
In the presence of:	)

SIGNED BY	)
)
For and on behalf of	)
Payestation Private Limited ))
In the presence of:	)

SCHEDULE 1

Project Development Milestones and Timelines.

Key Milestones	Description & Deliverables
Requirements Analysis & Design	Functional Specifications
	-	2 rounds of review will be conducted
	-	Responses from client to feedback (received in writing) are acceptable
Configuration and Setup	NFC devices
	-	Hardware deliverable and across check equipment specifications
Software development	Robotic Platform & Mobile Application Module
	-	Fulfill all the functions which both client and solution provider had stated and agree during the functional specification phase.
	-	All modules are in operational working condition
Internal Development Software Testing	Robotic Platform & Mobile Application Module
	-	All the modules has been tested and bugs has been reported
Software Debugging	Robotic Platform & Mobile Application Module
	-	All bugs which has been identified during Internal Development Software Testing phase has been rectified
Internal Software Testing	Robotic Platform & Mobile Application Module
	-	100% of test cases as per test specification are tested
	-	100% of critical and high severity incidents raised are resolved or have approved workaround
	-	<95%> medium severity incidents raised are resolved/have approved worked around less than <10> medium severity incidents raised are outstanding
	-	<85%> low severity incidents raised are resolved/have approved worked around or less than <30> low severity incidents raised are outstanding
	-	Outstanding incidents raised are being worked on
User Acceptance Testing	User Acceptance Test Report
	-	100% of test cases as per test specification are tested
	-	100% of critical and high severity incidents raised are resolved or have approved workaround
	-	<95%> medium severity incidents raised are resolved/have approved worked around less than <10> medium severity incidents raised are outstanding
	-	<85%> low severity incidents raised are resolved/have approved worked around or less than <30> low severity incidents raised are outstanding
	-	Outstanding incidents raised are being worked on
End User Training	End User Training Documentation
	-	Conducted maximum of 2 times of end user training with maximum of user group no more than 5 persons at one time

SCHEDULE 2

Payment Milestone, Payment Triggers and Timeline

Key Milestones	Amount Payable	Payment Triggers
Requirements Analysis & Design	SGD 256,000.00	Upon submission of scoping and design report and sign off from both parties
Configuration and Setup	SGD 256,000.00	Upon signed and agreed upon scoping specifications in document format
Software development	SGD 768,000.00	Upon presenting usable demonstration (No document for this stage, Signed off Memo from both parties)
Internal Development Software Testing	SGD 256,000.00	Upon demonstrable and usable demo (No document for this stage. Signed off Memo from both parties)
Software Debugging	SGD 256,000.00	Upon demonstrable and usable demo (No document for this stage. Signed off Memo from both parties)
Internal Software Testing	SGD 384,000.00	Upon submission of testing document and results of reactions of platform across various simulated scenarios
User Acceptance Testing	SGD 256,000.00	Upon successful tasting acknowledgement from both sides in a Memo format and submitting the Testing documentation
End User Training	SGD 288,000.00	Upon successful installation and testing acknowledgement from both sides in a Memo format and submitting the Commissioning and Training documentation
Cost of 120 Robots	SGD 1,160,000.00	Acquisition and subsequent deployment of the said robots.
TOTAL	SGD 3,880,000.00

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